UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2015

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on December 4, 2015.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•             liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•             failing to differentiate our products and continuously create innovative, proprietary research tools;

•             failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•             a prolonged outage of our database and network facilities;

•             any failures or disruptions in our electronic delivery systems and the Internet;

•             liability and/or damage to our reputation as a result of some of our pending litigation;

•             liability related to the storage of personal information about our users;

•             general industry conditions and competition, including global financial uncertainty, trends in the mutual fund industry, and continued growth in passively managed investment vehicles;

•             the impact of market volatility on revenue from asset-based fees;

•             failing to maintain and protect our brand, independence, and reputation;

•             changes in laws applicable to our investment advisory or credit rating operations, compliance failures, or regulatory action; and

•             challenges faced by our operations outside the United States, including the concentration of development work at our offshore facilities in China and India.

Investor Questions and Answers: November 6, 2015

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through November 4, 2015. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Management Succession Plan and Leadership Talent Pool

1.    Joe [Mansueto] is still young, and obviously actively involved in day to day management, but what should investors anticipate his retirement or other ‘next step’ will look like? Would he appoint a new CEO and remain chairman, as he did in 1998? Are there goals or criteria Joe is using to approach or determine the best timing for such a decision?

From observation, as a ‘flat’ organization, Morningstar has a lot of senior positions within the first and second ranks of leadership. In the last few years, many of these have been filled from outside [. . .], and many were filled or remained with Morningstar veterans [. . .]. Thus follow up questions occur, such as: What process will be applied for determining who the CEO should be? Would this person likely be from outside or inside the company? As the firm grows, what is Morningstar doing to cultivate managers two and three levels down who are potentially making multi-million-dollar decisions that ten or twenty years ago would have been the province of the CEO?

Our board of directors is responsible for determining the structure of our leadership team at the CEO level. As Morningstar’s founder and majority shareholder, Joe would make any decisions related to his future role at Morningstar after careful thought and close consultation with the board. But a likely scenario—whenever this does occur—would be for Joe to remain chairman and work with our board of directors to appoint a new CEO. We don’t currently have any timetable or milestones in place for an eventual leadership transition.

Our board of directors is responsible for selecting and evaluating the performance of the CEO, as well as succession planning for the CEO and monitoring succession planning for other executives. As part of this process, we have an emergency succession plan and other succession plans that have been documented and approved by our board of directors. We review and update these plans with the board at least once a year.

As you mentioned, our senior leadership team includes a number of people who have been with us many years, as well as individuals who bring valuable insights and perspective from outside the company. We believe we have an exceptionally strong bench and would be able to choose from several strong candidates if our board of directors decided to appoint a CEO other than Joe Mansueto at some point in the future. The decision-making process would involve looking at a variety of candidates and determining the best fit for Morningstar based on the company’s needs and circumstances at the time. Our preference would be to develop and promote a CEO internally, although that could change depending on how the company evolves.

Our goal is to hire smart, curious, creative people who love what they do and are passionate about our mission of helping investors. We also look for individuals who value teamwork and transparency and are able to thrive in a challenging, fast-paced, and highly collaborative environment. These are attributes that we look for in all of our employees, so we’d expect any potential CEO candidates to exemplify them to an even greater degree.

Regarding the last part of your question, we’ve been focusing more on training, talent management, talent acquisition, and continuing education in recent years. We’re building a company-wide talent management program to help attract, develop, retain, and leverage the skills and talents of our employees. For our senior leadership team, we assess each individual’s strengths, experience, and potential development areas. We’ve also started to identify individuals who may be ready to take on senior roles within a few years, and we work with them to find stretch projects, opportunities for internal movement, and other endeavors (such as outside board positions) that may help them develop into future roles. We also encourage all of our employees to continue learning and growing through continuing education, which includes targeted training programs for a few individuals who could eventually become senior leaders and in some cases, candidates for CEO.

Risk of Processing Data in China

2.    How is Morningstar addressing risks associated with data privacy [and security] that may stem from data entry and processing in mainland China? . . . What’s to stop a state-sponsored financial information firm from [expropriating] a copy of [Morningstar’s fund holdings database], including whatever might have been hived off or snooped by the local authority?

We have an offshore data and technology development center in Shenzhen, China, where we have approximately 800 Morningstar employees. We rely on these employees to maintain and update our mutual fund database and work on many other development projects.

We’ve taken a number of steps to safeguard the data and intellectual property handled at this facility. We limit access to our data based on the principle of least privilege, which is a security concept that limits access rights only to specific items that employees need in order to do their jobs, as well as segregation of duty controls, which are designed to improve accuracy and reduce the risk of data loss. Very few employees in Shenzhen have the access that would be required to extract data on a large scale, such as our fund holdings database, which includes current and historical underlying portfolio holdings for all of the funds in our database. For security purposes, we restrict the use of removable media devices on our corporate workstations and have taken measures to secure this data from external parties.

While problems related to intellectual property in China have been well-documented, the country has made some positive steps. The country has officially acknowledged intellectual property rights since 1979 and became a member of the World Intellectual Property Organization in 1980. These principles may not always be consistently implemented or enforced, but we believe it would be unlikely for a local authority in Shenzhen to endorse actions involving stealing data for commercial use. The local government has also taken steps to create a supportive environment for high-tech companies that rely on intellectual property (such as Morningstar) to grow. Finally, the major financial data providers in China are companies listed in China, Hong Kong, and the United States. We believe we would therefore have reliable legal protection if a breach of our intellectual property rights occurred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: November 6, 2015	By:	/s/ Heidi T. Miller
Heidi T. Miller
Corporate Secretary